TERMINATION AND RELEASE


THIS TERMINATION AND GENERAL RELEASE (the "Termination and Release") is made and entered into this 19th day of July 2004 by and between D &M Rental Company, having its principal place of business at 6709 Old Branch Avenue, Camp Springs, MD ("D&M") and Solomon Technologies, Inc. having its principal place of business at 1400 L&R Industrial Blvd., Tarpon Springs, FL ("Solomon").

Reference is made to that certain lease agreement dated August 1, 2002 for premises known as 7783 Benedict Avenue, Benedict, MD between D&M and Solomon (the "Lease").

In consideration of the payments and covenants detailed below, D&M and Solomon hereby terminate the Lease. D&M acknowledges that Solomon has delivered possession of the premises covered by the Lease as of June 30, 2004 and returned all keys to D&M.

D&M, for good and valuable consideration, including, without limitation, the payment to D&M of Twenty Four Thousand Dollars ($24,000.00), by Solomon, the sufficiency of which is hereby acknowledged, hereby remises, releases and forever discharges, and by these presents does, for itself and its officers, directors, shareholders, agents, employees, insurers, affiliates, successors and assigns, hereby remise, release and forever discharge, Solomon, its officers, directors, shareholders, agents, employees, insurers, affiliates, successors, assigns, heirs, executors and personal representatives, of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, whether known or unknown, suspected or unsuspected, contingent or fixed, from the beginning of the world to the date of this general release, including, but not limed to, any causes of action or claims in any way related to or arising out the Lease or any matter related to any of the foregoing.

Solomon for good and valuable consideration including, but not limited to, the release granted hereunder by D&M, the sufficiency of which is hereby acknowledged, hereby remises, releases and forever discharges, and by these presents does, for its officers, directors, shareholders, agents, employees, insurers, successors and assigns, hereby remise, release and forever discharge D&M and its officers, directors, shareholders, agents, employees, insurers, successors, assigns, heirs, executors and personal representatives, of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, whether known or unknown, suspected or unsuspected, contingent or fixed, from the beginning of the world to the date of this general release, including, but not limited to, any causes of action or claims in any way related to or arising out of the Lease or any matter related to the forgoing.

D&M and Solomon agree that telecopied or "faxed" agreements are binding on both parties. In order to expedite the finalization of this agreement, the parties shall execute faxed copies, but will also execute two (2) original agreements.
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This Termination and Release shall be effective upon D&M receiving in good and immediately available funds from Solomon the sum of $24,000 on or before July 23, 2004 and the execution by the parties hereto of this Termination and Release and the delivery of an executed Termination and Release by each party hereto to the other party.

In Witness Whereof the parties have executed this agreement the day and date first written above.


WITNESSED BY:

                                           D&M RENTAL COMPANY

/s/ Donna M. Zupamlic                      By: /s/ Donald E. Smokinski
---------------------                          -----------------------
Name:                                          Donald E. Smolinski
                                               Title: Owner
Name:  Donna M. Zupamlic

                                            SOLOMON TECHNOLOGIES, INC.



________________________                   By: /s/ Peter W. DeVecchis, Jr.
                                               ---------------------------
Name:                                          Peter W. Devecchis, Jr.
Name:                                          President

________________________
Name: